Exhibit 10.4

THIRD AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of December 13, 2005, between Chesapeake Corporation, a Virginia corporation (the "Company"), and Andrew J. Kohut (the "Executive").

WHEREAS, the Company and the Executive entered into an amended and restated Executive Employment Agreement (the "Agreement") dated April 22, 2003, amended on January 3, 2005 and August 12, 2005; and

WHEREAS, pursuant to the Agreement, the Agreement may be amended by mutual consent of the Company and the Executive; and

WHEREAS, the Company and the Executive desire to amend the Agreement;

NOW THEREFORE, the Agreement is hereby amended in the following respects:

Section 2 is amended to read as follows:

2. Employment Duties. The Company agrees to employ the executive throughout the Term as President & Chief Executive Officer, with a job description, responsibilities and duties commensurate with such position, or a position of substantially similar or greater responsibilities.

Except as provided above, the terms of the Agreement, dated April 22, 2003, and amended January 3, 2005 and August 12, 2005 shall remain in effect.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to Executive Employment Agreement to be duly executed on its behalf and the Executive has duly executed this Third Amendment to Executive Employment Agreement, all as of the date first above written.

EXECUTIVE	CHESAPEAKE CORPORATION

/s/ Andrew J. Kohut	/s/ J. P. Causey, Jr.
Andrew J. Kohut	J. P. Causey, Jr.
Executive Vice President,
Secretary & General Counsel